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                                                                   EXHIBIT 10.27

                               CRAIG CORPORATION

                         KEY PERSONNEL RETIREMENT PLAN


     1.   NAME AND GENERAL PURPOSE

     The name of the Plan is the Craig Corporation Key Personnel Retirement Plan. The purpose of the Plan is to provide a retirement plan for the Company's principal executives and consultants.

     2.   DEFINITIONS

          2.1 "ACCOUNT" means the account established on the books and records of the Company for each Participant to which is credited all amounts accrued by such Participant during his or her participation in the Plan.

          2.2 "ANNUAL ADDITION" means the amount added to a Participant's Account as provided under Section 5.

          2.3 "BENEFICIARY" means the person or persons designated to be the Beneficiary by the Participant in writing to the Committee. In the event a married Participant designates someone other than his or her spouse as Beneficiary, such initial designation or subsequent change shall be invalid unless the spouse consents in a writing, which names the designated Beneficiary and is notarized or witnessed by a Plan representative. If a Participant fails to designate a Beneficiary or no designated Beneficiary survives the Participant, the Committee shall direct that payment of the Participant's benefits be made to the Participant's estate.

          2.4  "BOARD" means the Board of DIrectors of Craig Corporation.

          2.5 "CODE" means the Internal Revenue Code of 1986, as amended and includes all Regulations promulgated pursuant thereto.

          2.6 "COMMITTEE" means the Compensation Committee of the Board as from time to time constituted and appointed by the Board to administer the Plan or the Board.

          2.7  "COMPANY" means Craig Corporation and its subsidiaries.

          2.8  "COMPANY STOCK" means the Common Stock of Craig Corporation.

          2.9 "COMPENSATION" means a Participant's annual remuneration up to the maximum permissible dollar limitation allowed by Section 401(a)(17) of the Code for the year in which the annual remuneration is earned.

                                      1.

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          2.10 "EFFECTIVE DATE" means January 1, 1999.

          2.11 "GROWTH FACTOR" means LIBOR as reported in The Wall Street Journal on the Effective Date and for each Plan Year thereafter as reported on the anniversary date of the Effective Date; provided, however, that in the event that LIBOR is not reported on such applicable date, then "Growth Factor" shall mean LIBOR as reported in The Wall Street Journal on the closest date subsequent thereto.

          2.12 "LIBOR" means the interest rate per annum equal to the London Interbank Offered Rate for United States dollar deposits in the London Interbank Market in immediately available funds having a one year maturity.

          2.13 "MAXIMUM PAST SERVICE CREDIT" means the amount a Participant would have accrued under the Plan had the Plan been in effect on such Participant's employment commencement date and had such Participant participated in the Plan from such date up to the Effective Date. In arriving at Maximum Past Service Credit, LIBOR shall be used as in effect for each year of past service to which the Growth Factor is applicable.

          2.14 "PARTICIPANT" means any Company executive or consultant who is permitted to participate in the Plan by the Committee provided he or she signs a copy of the Plan and delivers it to the Committee.

          2.15 "PLAN" means the Craig Corporation Key Personnel Retirement Plan.

          2.16 "PLAN SHARE" means each component of an award credited to a Participant's Account under this Plan in the event of an election by a Participant under Section 6 which shall be deemed to be equivalent in value to one share of Company Stock. The award of Plan Shares under the Plan shall not entitle such Participant to any dividend or voting rights or any other rights of a shareholder with respect to such Plan Shares.

          2.17 "PLAN YEAR" means the calendar year (or the portion thereof in which the Plan is in effect for its commencement year)

     3.   ADMINISTRATION OF THE PLAN

     The Plan shall be administered by the Committee which shall be responsible for the implementation and interpretation of the Plan.

     4.   PARTICIPATION AND MAXIMUM PAST SERVICE CREDIT

     Any Participant who was a Company executive or consultant on the Effective Date shall commence participation as of such date. Any Participant who was not a

                                      2.
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Company executive or consultant on the Effective Date shall commence participation in the Plan on the date designated by the Committee. A Participant shall not be entitled to any of the Maximum Past Service Credit unless granted by the Committee in its absolute discretion and, if granted, only to the extent specified by the Committee (but not in excess of the Maximum Past Service Credit). The amount of Maximum Past Service Credit, if any, granted to a Participant shall be credited to such Participant's Account as of the Effective Date.

     5.   ANNUAL ADDITION TO ACCOUNT

     As of the last day of each Plan Year, the Company shall credit a Participant's Account with an amount equal to 10% of such Participant's Compensation received from the Company for such Year.

     6.   ELECTION TO CONVERT TO PHANTOM STOCK PLAN

     A Participant may from time-to-time irrevocably elect to convert part or all of the amount in such Participant's Account into Plan Shares. As of the date of any such election, the Company shall reduce the Participant's Account by the amount for which the election was made and credit the Participant's Account with such number of Plan Shares as is equal to the amount for which such election was made divided by the closing price of Company Stock on the New York Stock Exchange (or such other exchange or over-the-counter market as it is then traded if it is no longer traded on the New York Stock Exchange) on the date of such election, or if not traded on such date, the most recent previous date on which it was traded.

     7.   GROWTH FACTOR

     The Growth Factor in effect at the beginning of each Plan Year shall accrue on the balance (other than Plan Shares) on the first day of the Plan Year of a Participant's Account and shall be applied by taking into account any variations in such balance during the year by reason of one or more elections under Section 6.

     8.   STATEMENT OF ACCOUNTS

     Upon becoming a Participant, each Participant shall be furnished with a statement by the Committee showing the amount of Maximum Past Service Credit, if any, that is awarded to the Participant by the Committee. Thereafter, the Committee shall furnish each Participant as soon as practicable after the close of each Plan Year a statement showing the amount (and Plan Shares, if applicable) credited to his or her Account as of the end of such Plan Year.

                                      3.
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     9.   TIME AND DISTRIBUTION OF BENEFIT

     A Participant's benefit under the Plan shall commence upon the Participant's attaining retirement age as set by the Committee or 1 year after the time of an earlier termination of such Participant's service with the Company. To the extent that a Participant's right to a benefit is assumed by another employer of the Participant, with the written consent of the Participant, the Company's obligation to distribute the benefit hereunder to such Participant shall terminate. The Participant, in the event of such assumption, shall execute such documents as the Company may reasonably require to establish that the Company shall have no further obligation under the Plan to the Participant.

     10.  AMOUNT AND NATURE OF BENEFIT DISTRIBUTION

     Subject to Section 11, distribution to a Participant shall be made (as soon as practicable after the time for distribution referred to in Section 9) in a lump sum to the Participant. Notwithstanding the foregoing and Section 9, a Participant may elect to receive his or her benefit in five annual installments commencing in the first week in January of the calendar year following his or her retirement or other termination of employment and in the same week in each of the next four years (i.e., 20% of the balance in the Participant's Account would be distributed in the first installment; 25% in the second installment; one-third in the third installment; 50% in the fourth installment; and the remaining balance in the fifth installment). In the event a Participant's Account contains Plan Shares, such Participant shall at the time provided in
Section 9 or over the installment period, if elected, receive either that number of shares of Company Stock as is equal to the number of whole Plan Shares in the Participant's Account (and of cash for any fractional Plan Share) or 20% of that number in each installment, as the case may be. At the election of the Company, in its sole and absolute discretion, all or part of such distribution may be made in cash in lieu of Company Stock based on the closing price of Company Stock on the date of the distribution or the last date on which it traded (as described in Section 6).

     11.  WITHHOLDING

     The Company shall have the right to deduct from the distributions made under the Plan any required income or payroll taxes or to require the Participant to remit to the Company in cash such taxes as a condition to the distribution of such benefit.

     12.  UNFUNDED BENEFIT

     Nothing contained in this Plan and no action taken pursuant to the provisions of the Plan shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and the Participant, or any other person. The Company may from time to time invest funds to satisfy its obligations under the Plan but any funds which may be invested shall continue for all purposes to be a part of the

                                      4.
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general funds of the Company and no person other than the Company shall by virtue of the provisions of the Plan have any interest in such funds. To the extent that any person acquires a right to receive benefits under this Plan, such right shall be no greater than the right of any unsecured general creditor of the Company.

     13.  PROHIBITION AGAINST ASSIGNMENT

     The right of a Participant or any Beneficiary to benefits under this Plan shall not be assigned, transferred, pledged or encumbered.

     14.  RIGHT TO TERMINATE EMPLOYMENT

     Nothing contained in this Agreement shall be construed to be a contract of employment and the Company reserves the right to discharge a Participant with or without cause.

     15.  EFFECT ON OTHER BENEFITS

     Any benefits accrued or paid under the Plan shall not be deemed salary or other compensation to a Participant for the purpose of computing benefits to which a Participant may be entitled under any other pension or profit sharing plan of the Company.

     16. COMPANY UNDER NO OBLIGATION TO PROVIDE OTHER RETIREMENT PLANS OR BENEFITS; PARTICIPANT WAIVES RIGHTS

     Participation in this Plan by a Participant shall constitute agreement by such Participant that the benefits offered under this Plan are in complete satisfaction of any obligation the Company may have in any employment agreement or under the employment relationship with such Participant to provide retirement benefits for such Participant; provided, however, that should the Plan be terminated or amended to substantially reduce the future benefits of a Participant, without the Company's adoption of a comparable qualified plan under
Section 401(a) of the Code, the Participant shall have rights to future retirement benefits to the extent that the Company's obligation, if any, would continue to exist in the absence of the first clause of this sentence. Participation in this Plan, however, shall not prohibit a Participant from participating in any other pension or profit sharing plan established by the Company after the Effective Date.

     17.  AMENDMENT

     The Company reserves the right to amend the Plan from time to time except that no amendment shall reduce the balance in a Participant's Account as it existed on the day preceding the date the amendment was adopted.

                                      5.
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     18.  UNQUALIFIED PLAN

     The Plan is not a qualified plan under Section 401(a) of the Code and is generally exempt from the provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Consequently, benefits and protections afforded by the Code and ERISA to qualified plans are not applicable to the Plan.

     19.  TERMINATION OF PLAN OR ANNUAL ADDITIONS

     Annual Additions to a Participant's Account shall cease upon the termination of the Plan by the Board, the termination of employment of such Participant, or the Company's adoption of a qualified plan under Section 401(a) of the Code.

     20.  GOVERNING LAW

     All questions pertaining to the administration, construction, validity and effect of the provisions of this Plan shall be determined in accordance with the laws of the State of California.

                                              _________________________________
                                              Participant

                                      6.